SPECIMEN ORDINARY SHARE CERTIFICATE

NUMBER	SHARES

_____C

CHARDAN 2008 CHINA ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

ORDINARY SHARE

SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies that____________________________________________________________ CUSIP G8977T 101

is the owner of_______________________________________________________________

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF PAR VALUE OF $0.0001 EACH OF

CHARDAN 2008 CHINA ACQUISITION CORP.

transferable by entry in the register of members of the Company upon surrender of this certificate properly endorsed. The Company will be liquidated and dissolved if it is unable to complete a business combination by ________ or ________ as more fully described in the Company’s final prospectus dated ______ __, 2008. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

By:__________________________________ Kerry Propper CHIEF EXECUTIVE OFFICER	CHARDAN 2008 CHINA ACQUISITION CORP. CORPORATE SEAL 2008 THE BRITISH VIRGIN ISLANDS	By:__________________________________ Li Gong SECRETARY

CONTINENTAL STOCK & TRANSFER COMPANY,
as transfer agent and registrar

By:_______________________________
      Steven G. Nelson, Chairman

SPECIMEN ORDINARY SHARE CERTIFICATE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - __________ Custodian __________
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors Act of _________________
and not as tenants in common

Additional abbreviations may also be used though not in the above list.

CHARDAN 2008 CHINA ACQUISITION CORP.

The Company will furnish, without charge, to each shareholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the securities represented hereby are issued and shall be held subject to all the provisions of the memorandum and articles of association and all amendments thereto and resolutions of the board of directors providing for the issue of preferred shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________________________ ordinary shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________________________________
Attorney to transfer the said ordinary shares on the books of the within named Company with full power of substitution in the premises.

Dated ________________________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

_______________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO SEC RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of (i) the Company’s liquidation upon failure to consummate a business combination (ii) if the holder seeks to redeem his respective shares for cash upon an extension of the period of time to complete a business combination to 36 months which he voted against, or (iii) the completion of a business combination which is approved by the shareholders of the Company as set forth in the Company ’s prospectus which he voted against and which the holder seeks redemption for his shares. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.